UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2006

Loudeye Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-29583	91-1908833
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1130 Rainier Avenue South, Seattle, Washington		98144
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 832-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 20, 2006, Loudeye Corp. received a resignation letter from Anthony Bay, chairman of our board of directors, effective January 20, 2006. Mr. Bay's resignation is the result of his resigning as a director of three companies, including Loudeye, and reducing other outside activities and commitments in order to focus his attention on a new project. Mr. Bay's resignation was not the result of any disagreement between Mr. Bay and Loudeye.

As previously disclosed, on November 9, 2005, Loudeye and Mr. Bay mutually agreed to terminate Mr. Bay’s employment agreement dated December 5, 2003.

On January 25, 2006, our board of directors elected Kurt R. Krauss, one of our existing directors, as chairman of the board, a non-executive position with Loudeye.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Anthony Bay letter of resignation dated January 20, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.

January 25, 2006	By:	/s/ Michael A. Brochu

Name: Michael A. Brochu
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Anthony Bay letter of resignation dated January 20, 2006